Exhibit 24

                                POWER OF ATTORNEY

      We, the undersigned Directors and Officers of UtiliCorp United Inc., do hereby name, constitute and appoint Richard C. Green, Jr., Robert K. Green or Dale J. Wolf, our agent and attorney-in-fact, for each of us and in our respective behalves as Directors and/or Officers, to sign and execute a Registration Statement on Form S-8, and any amendments thereto, relating to the registration with the Securities and Exchange Commission of not more than 1,500,000 shares of Common Stock of UtiliCorp United Inc. to be issued pursuant to the UtiliCorp United Inc. 1986 Employee Stock Purchase Plan.

      Executed this 18th day of February, 2000.


/s/ Richard C. Green, Jr.                /s/ Avis G. Tucker
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RICHARD C. GREEN, JR.                    AVIS G. TUCKER

                                         /s/ Robert F. Jackson, Jr.
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IRVINE O. HOCKADAY, JR.                  ROBERT F. JACKSON, JR.

/s/ John R. Baker                        /s/ L. Patton Kline
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JOHN R. BAKER                            L. PATTON KLINE

                                         /s/ Stanley O. Ikenberry
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HERMAN CAIN                              STANLEY O. IKENBERRY

                                         /s/ Ronald T. LeMay
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ROBERT K. GREEN                          RONALD T. LeMAY

/s/ Dale J. Wolf
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DALE J. WOLF                             SHIRLEY A. JACKSON

/s/ Peter Lowe
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PETER LOWE